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                                                                    Exhibit 16.1



                                                   225 FRANKLIN STREET
                                                      Boston, MA 02110

June 25, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

The representations made in this letter are based solely on discussions with and representations from the engagement partner and manager on the audit of the financial statements of this registrant for the current fiscal year. Those individuals are no longer with Arthur Andersen LLP. We have read the three paragraphs of Item 4 included in the Form 8-K dated June 20, 2002 of PAREXEL International Corporation to be filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP

cc: James Winschel, Senior Vice President & Chief Financial Officer, PAREXEL International Corporation